As filed with the Securities and Exchange Commission on February 23, 2012
                                                  Registration No. 333-176764

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO THE
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Wellesley Bancorp, Inc.
and
Wellesley Bank Employee 401(k) Plan
(Exact name of registrant as specified in its charter)

Maryland	6036	45-3219901
State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

40 Central Street
Wellesley, Massachusetts 02482
(781) 235-2550
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Thomas J. Fontaine
President and Chief Executive Officer
Wellesley Bancorp, Inc.
40 Central Street
Wellesley, Massachusetts 02482
(781) 235-2550
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Gary R. Bronstein, Esq.
Sean P. Kehoe, Esq.
Kilpatrick Townsend & Stockton LLP
607 14th Street, NW, Suite 900
Washington, DC 20005
(202) 508-5800

Sale to the Public Concluded on January 25, 2012

This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 989,029 shares of the $0.01 par value common stock (the “Common Stock”) Wellesley Bancorp, Inc. (the “Company”), heretofore registered and offered pursuant to the terms of the Prospectus dated November 14, 2011 (the “Prospectus”).  The remaining 2,407,151 shares registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectus, of which 2,249,674 were sold in the subscription and community offering and 157,477 shares were issued to Wellesley Bank Charitable Foundation.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus.  The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley, Commonwealth of Massachusetts, on February 23, 2012.

WELLESLEY BANCORP, INC.

Dated: February 23, 2012	By:	/s/ Thomas J. Fontaine
Thomas J. Fontaine
President, Chief Executive Officer and Chairman of the Board